                                                                   EXHIBIT 99.1


                           [NELSON LABORATORIES LOGO]



                                                                    02 Nov 1999


Wendy Harper
Emergency Filtration Products, Inc.
4335 South Industrial Road, Suite 440
Las Vegas, NV 89103


Dear Wendy:

This letter serves as a consent to the use of reports issued by Nelson Laboratories, labeled Laboratory Number 123111 and 97937, as an exhibit to the Form 10-SB filing by Emergency Filtration Products, Inc. Please note that the final reports must be used in their entirety.


Sincerely,


/s/ JEFF NELSON

Jeff Nelson, B.S. RM(NRM)
V.P. of Client Services and New Business Development



tle

                                  FINAL REPORT

                          VIRAL FILTRATION EFFICIENCY

                          PROCEDURE NO. SOP/ARO/014D.1

                             LABORATORY NO. 123111





                                 PREPARED FOR:

                                  DOUG BEPLATE
                      EMERGENCY FILTRATION PRODUCTS, INC.
                       321 NORTH MALL DRIVE, SUITE H-103
                              ST. GEORGE, UT 84790





                                 SUBMITTED BY:

                           NELSON LABORATORIES, INC.
                            6280 SOUTH REDWOOD ROAD
                         SALT LAKE CITY, UT 84123-6600
                                  801-963-2600

                [NELSON LABORATORIES, INC. LOGO AND LETTERHEAD]

    --------------------------------------------------------------------------

                          VIRAL FILTRATION EFFICIENCY

LABORATORY NUMBER:               123111
PROCEDURE NUMBER:                SOP/ARO/-14D.1
SAMPLE SOURCE:                   Emergency Filtration Products, Inc.
SAMPLE IDENTIFICATION:           Respaide; Pocket Mask
DEVIATIONS:                      None
DATA ARCHIVE LOCATION:           Sequentially by Lab Number
TEST REQUESTED:                  Virus Filtration Efficiency (VFE)
SAMPLE RECEIVED DATE:            05 Mar 98
LAB PHASE START DATE:            12 Mar 98
LAB PHASE COMPLETION DATE:       13 Mar 98
REPORT ISSUE DATE:               13 Mar 98
TOTAL NUMBER OF PAGES:           7

REFERENCES:

     MIL-M-36954C; Military purchase specification for surgical face masks.

INTRODUCTION:

     This procedure was performed to determine the filtration efficiency of various filtration materials, employing a ratio of the challenge to effluent, to determine percent virus filtration efficiency (%VFE). The challenge used in this procedure is the bacteriophage Phi-X174, which is commonly used in various types of laboratory testing of barrier and filtration materials. This test procedure allows a reproducible challenge to be delivered to the test samples. This procedure has been used with little or no modifications for many years and provides a reference for comparison of similar test samples.

     The VFE test provides a number of advantages over other filtration efficiency tests. The mean particle size (MPS) of the challenge aerosol is tightly controlled. The concentration and the particle size distribution are determined using a six-stage viable particle Andersen sampler, permitting stage by stage analysis. All aerosols are contained so that there are no biosafety problems. A large number of test materials can be evaluated in a relatively short period of time. The VFE test procedure was adapted from the Military standard MIL-M-36954C.

Emergency Filtration Products, Inc.
Viral Filtration Efficiency
Lab Number 123111
Page 3



TEST PROCEDURE:

     The stock bacteriophage Phi-X174 was prepared by inoculation of Phi-X174 into a log phase culture of E. coli C. The culture was shaken at 37 + or - 2 degrees C until bacterial turbidity cleared. The virus stock was centrifuged to remove large cellular debris and then filtered through 0.45 micrometers and 0.22 micrometers membrane filter to remove remaining host cell debris. The stock culture was stored at 2-8 degrees C.

     The bacteriophage suspension was titered using standard plaque assay techniques. The bacteriophage suspension was serially diluted 10-fold in peptone water. A 0.5 mL aliquot of each dilution was added to 2.5 mL of molten top agar containing 100 microliters of E. coli C. Each dilution was mixed and overlaid onto bottom agar. Plates were incubated at 37 + or - 2 degrees C for 18-24 hours until plaques were countable.

     The titer of the bacteriophage was calculated and the titer adjusted before use to yield challenge density that was within 2200 + or - 500 PFU per test sample.

     The bacteriophage suspension was pumped through a Chicago nebulizer at a controlled flow rate and fixed air pressure. The constant challenge delivery, at a fixed air pressure, formed aerosol droplets with a MPS of approximately 3.0 micrometers. The droplets were collected in a glass aerosol chamber and drawn through a six stage, viable-particle, Andersen sampler. The flow rate through the test sample and Andersen sampler was maintained at 28.3 LPM (liters per minute) or 1 CFM (cubic foot per minute).

     The Andersen sampler, a sieve sampler, impinges the aerosol droplets onto one of the six agar plates based on size. The agar plates used for assays consisted of 31 mL of bottom agar overlayed with 3 mL of top agar containing E. coli C. After the challenges, agar plates were incubated at 37 + or - 2 degrees C for 18-24 hours. The plaques formed by each bacteriophage-laden particle were then counted and converted to probable hit values using the published conversion chart of Andersen.

     The test samples were challenged by placing them between the aerosol chamber and the Andersen sampler. The filtration efficiency was calculated as a percent difference between test sample runs and runs without a test sample in place using the equation on the following page.

Emergency Filtration Products, Inc.
Viral Filtration Efficiency
Lab Number 123111
Page 4




           Plaques without filter - Plaques with filter
   %VFE = ---------------------------------------------- X 100
                     Plaques without filter

     The procedure produces a more severe challenge to most filtration materials than would be expected in use. Our purpose with this procedure is not to optimize the efficiency, but to consistently measure, as accurately as possible, the differences between material, or difference in the same material over time, thereby alerting the manufacturer to significant trends or changes which can then be dealt with promptly.

     To insure our own efficiency at performing this procedure, several quality assurance steps are observed:

     1 - The control average, the plaques formed without a filter in place, must fall within 2200 + or - 500 PFU for the test to be valid.

     2 - We test at least one reference material sample with every set of tests.
         Statistical evaluation of these data are recorded on control charts. The reference material results must be within the upper and lower control limits (+ or -3 standard deviations) established for the test.

     3 - Actual test results are statistically analyzed to alert us to unusual variations which may indicate a need for retesting before data are reported.

STATEMENT OF UNCERTAINTY:

     Due to the large number of data points available for the standard reference material used in the VFE Test, the type B uncertainty factors have been determined to be incorporated into the type A uncertainty. The combined uncertainty and expanded uncertainty for the VFE test are calculated as follows:

     A statistical analysis of the VFE for 102 standard reference material samples tested during the period of 13 Feb 95 to 28 Jul 97 resulted in the following:

                    VFE Mean = 97.7%
                    Standard Deviation = 0.275

Emergency Filtration Products, Inc.
Viral Filtration Efficiency
Lab Number 123111
Page 5



     The combined uncertainty for the VFE test is 0.275% and the expanded uncertainty for 102 data points is (0.275%) X (1.960), which is equal to 0.54%.

     It should be noted that the statistical analysis was conducted on data from Nelson Laboratories' standard reference material with a mean of about 97.7%. It is expected that test materials submitted for VFE testing which have a VFE higher than 97.7% would have a combined uncertainty and an expanded uncertainty less than the uncertainty values reported here. Conversely, test materials with VFE values of less than 97.7% would be expected to yield a combined uncertainty and an expanded uncertainty greater than the uncertainty values reported here.

     Test samples were not collected by the laboratory and therefore the representative nature of the samples is not included in the uncertainty assessment.



/s/ DOUGLAS GARDNER                     /s/ JEFF HILLS
----------------------                  ----------------------------
    Douglas Gardner                     Jeff Hills, B.S. RM(AAM)
    Q. A. Reviewer                      Study Director



                                        16 Mar 98
                                        ----------------------------
                                        Study Completion Date


kkw

Emergency Filtration Products, Inc.
Viral Filtration Efficiency
Lab Number 123111
Page 6





                                TABLE OF RESULTS

       UNIT                          SAMPLE                       PERCENT
      NUMBER                     IDENTIFICATION                     VFE
      ------                     --------------                  ---------
        1                        Respaide - 1                       99.6

        2                        Respaide - 2                      >99.9*

        3                        Respaide - 3                       99.8


                           CONTROL AVERAGE: 1889 PFU

                      MEAN PARTICLE SIZE: 3.0 micrometers


     * There were no detected plaques on any of the Andersen sampler plates for this sample.

Emergency Filtration Products, Inc.
Viral Filtration Efficiency
Lab Number 123111
Page 7





All reports and letters issued by Nelson Laboratories, Inc. are for the exclusive use of the sponsor to whom they are addressed and for such other parties as sponsor shall disclose in writing to Nelson Laboratories, Inc. No quotations from reports or use of the corporate name is permitted except as expressly authorized by Nelson Laboratories, Inc. in writing. This report may not be reproduced except in its entirety. The significance of any data is subject to the adequacy and representative character of the samples rendered for testing. Nelson Laboratories, Inc. warrants that all tests are performed in accordance with established laboratory procedures and standards. Nelson Laboratories, Inc. makes no other warranties of any kind, express or implied. Nelson Laboratories, Inc. expressly states that it makes no representation or warranty regarding the adequacy of the samples tendered for testing for any specific use or application, that determination being the sole responsibility of the sponsor. Nelson Laboratories' liability for any loss or damage resulting from its actions or failure to act shall not exceed the cost of test performed, and it shall not be liable for any incidental or consequential damages.

                                  FINAL REPORT

                     BACTERIAL FILTRATION EFFICIENCY (BFE)

                          PROCEDURE NO. SOP/ARO/007E.1

                              LABORATORY NO. 97937







                                 PREPARED FOR:

                                  DOUG BEPLATE
                      EMERGENCY FILTRATION PRODUCTS, INC.
                       720 SOUTH RIVER ROAD, SUITE A-200
                              ST. GEORGE, UT 84790
                                  801-656-3697







                                 SUBMITTED BY:

                           NELSON LABORATORIES, INC.
                            6280 SOUTH REDWOOD ROAD
                         SALT LAKE CITY, UT 84123-6600
                                  801-963-2600

                [NELSON LABORATORIES, INC. LOGO AND LETTERHEAD]



-------------------------------------------------------------------------------


                     BACTERIAL FILTRATION EFFICIENCY (BFE)

      LABORATORY NUMBER:           97937
      PROCEDURE NUMBER:            SOP/ARO/007E.1
      SAMPLE SOURCE:               Emergency Filtration Products Inc.
      SAMPLE IDENTIFICATION:       [Prototypes of] Dual-Filtered
                                   Rotary Isolation Valve
      TEST REQUESTED:              Bacterial Filtration Efficiency (BFE)
      SAMPLE RECEIVED DATE:        12 Aug 96
      LAB PHASE START DATE:        13 Aug 96
      LAB PHASE COMPLETION DATE:   15 Aug 96
      REPORT ISSUE DATE:           16 Aug 96
      TOTAL NUMBER OF PAGES:       6

INTRODUCTION:

     This test procedure was performed to determine the Bacterial Filtration Efficiency [BFE] of various filtration materials, employing a ratio of the bacterial challenge counts to sample effluent counts, to determine percent bacterial filtration efficiency (%BFE). This procedure provided a more severe challenge to most filtration materials than would be expected in normal use. This test procedure allowed a reproducible bacterial challenge to be delivered to test materials. This procedure has been used with little or no modifications and provides a standard procedure for comparison of filtration materials.

TEST PROCEDURE:

     A culture of Staphylococcus aureus was diluted in 1.5% peptone water to a precise concentration to yield challenge level counts of 2200 + or - 500 colony forming units (CFU) per test sample. The bacterial culture suspension was pumped through a 'Chicago' nebulizer at a controlled flow rate and fixed air pressure. The constant challenge delivery, at a fixed air pressure, formed aerosol droplets with a mean particle size (MPS) of approximately 3.0 micrometers. The aerosol droplets were generated in a glass aerosol chamber and drawn through a six-stage, viable particle, Andersen sampler for collection. The collection flow rate through the test sample and Andersen sampler was maintained at 28.3 LPM (1 CFM). Test controls and test samples were challenged for a two minute interval.

Emergency Filtration Products Inc.
BFE Test
Lab Number 97937
Page 2



     The delivery rate of the challenge also produced a consistent challenge level of 2200 + or - 500 CFU on the test control plates. A test control (no filter medium in the airstream) and reference material are included after 7-10 test samples. The Andersen sampler, a sieve sampler, impinged the aerosol droplets onto six agar plates based on the size of each droplet. The agar medium used was soybean casein digest agar (SCDA). The agar plates were incubated at 37 degrees C + or - 2 degrees C for 48 + or - 3 hours and the colonies formed by each bacteria laden aerosol droplet counted and converted to 'probable hit' values using the hole conversion chart provided by Andersen. These converted counts were used to determine the average challenge level delivered to the test samples. The distribution ratio of colonies for each of the six agar plates were used to calculate the mean particle size (MPS) of the challenge aerosol.

RESULTS:

     The filtration efficiencies were calculated as a percent difference between test sample runs and the control average using the following equation:

                                   C -T
                          BFE % = ------ X 100
                                    C

     Where:    C = Average of control values.
               T = Count total for test material.

     This test procedure produces a more severe challenge to most filtration materials than would be expected in normal use. The purpose of this procedure is not to optimize the filtration efficiency, but to consistently measure, as accurately as possible, the differences between materials, or differences in the same material over time, thereby alerting the manufacturer to significant trends or changes which can then be dealt with promptly.

     Several Quality Control steps have been taken to insure and monitor our own ability to consistently perform the Bacterial Filtration Efficiency procedure:

     1 - The test control average, determined from control runs where no filter medium is in the airstream, must be maintained at 2200 + or - 500 CFU for the test to be valid, unless the sponsor approves another control average.

Emergency Filtration Products Inc.
BFE Test
Lab Number 97937
Page 3



     2 - We include at least one reference material with every 7-10 samples tested. Statistical evaluation of these reference material data are recorded on control charts. The reference material must be within the upper and lower control limits (+ or - 3 standard deviations) established for the test.

     3 - The test sample results are statistically analyzed to alert us to unusual variations which may indicate a need for retesting before data are reported.




     /s/ GEORGE ALBERS                      /s/ JEFF HILLS
     -------------------------              ------------------------------
         George Albers                      Jeff Hills, B.S. RM(AAM)
         Q.A. Reviewer                      Study Director



                                            19 Aug 96
                                            ------------------------------
                                            Study Completion Date



gmm

Emergency Filtration Products Inc.
BFE Test
Lab Number 97937
Page 4





                                TABLE OF RESULTS

       UNIT                         SAMPLE                     PERCENT
      NUMBER                    IDENTIFICATION                   BFE
      ------                    --------------                 -------
        1               [Prototypes of] Dual-Filtered           >99.9*
                          Rotary Isolation Valve

        2               [Prototypes of] Dual-Filtered           >99.9
                          Rotary Isolation Valve

        3               [Prototypes of] Dual-Filtered           >99.9*
                          Rotary Isolation Valve

        4               [Prototypes of] Dual-Filtered           >99.9*
                          Rotary Isolation Valve

        5               [Prototypes of] Dual-Filtered           >99.9
                          Rotary Isolation Valve


                           CONTROL AVERAGE:  2525 CFU

                      MEAN PARTICLE SIZE:  2.9 micrometers



* There were no detected colonies on any of the Andersen sampler plates for this sample.

Emergency Filtration Products Inc.
BFE Test
Lab Number 97937
Page 5





All reports and letters issued by Nelson Laboratories, Inc. are for the exclusive use of the sponsor to whom they are addressed and for such other parties as sponsor shall disclose in writing to Nelson Laboratories, Inc. No quotations from reports or use of the corporate name is permitted except as expressly authorized by Nelson Laboratories, Inc. in writing. This report may not be reproduced except in its entirety. The significance of any data is subject to the adequacy and representative character of the samples tendered for testing. Nelson Laboratories, Inc. warrants that all tests are performed in accordance with established laboratory procedures and standards. Nelson Laboratories, Inc. makes no other warranties of any kind express or implied. Nelson Laboratories, Inc. expressly states that it makes no representation or warranty regarding the adequacy of the samples tendered for testing for any specific use or application, that determination being the sole responsibility of the sponsor. Nelson Laboratories' liability for any loss or damage resulting from its actions or failure to act shall not exceed the cost of test performed, and it shall not be liable for any incidental or consequential damages.